EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

        This Eighth Amendment to Loan and Security agreement is dated as of July 11, 1997 by and between Bank One, Wisconsin successor by merger to Bank One, Milwaukee, NA, its successors and assigns (the "Secured Party") and Effective Management Systems, Inc. ("EMS"), Effective Management Systems of Michigan, Inc., EMS-East, Inc., Intercim Corp., Effective Management Systems of Illinois, Inc., and EMS Asia Pacific Limited (collectively, the "Debtors").

        WHEREAS, the Secured Party and certain of the Debtors entered into a Loan and Security Agreement dated as of April 23, 1993, which agreement has subsequently been amended (as amended, the "Loan Agreement"); and

        WHEREAS, the Secured Party and the Debtors desire to further amend the Loan Agreement as hereinafter set forth.

        NOW, THEREFORE, the parties hereto agree as follows (all capitalized terms used but not defined herein shall have the meaning assigned in the Loan Agreement):

        1. The definition of "Note A" is amended and restated to mean the Debtors' amended and restated Note A of even date herewith, a copy of which is attached as Exhibit A.

        2. The definitions for the defined terms "Default," "Minimum" and "Target" levels of Consolidated Adjusted Net Earnings From Operations are amended and restated as follows:

        "Default," "Minimum" and "Target" levels of Consolidated
        Adjusted Net Earnings From Operations shall be determined in accordance with the following table, for the periods set forth therein, as follows:


               Period                     Consolidated Adjusted
                                       Net Earnings From Operations
    Four Fiscal quarters            Default      Minimum      Target
     ending:

    May 31, 1997                  ($950,000)    $  300,000  $  800,000

    August 31, 1997               ($425,000)    $  300,000  $  800,000

    November 30, 1997             ($250,000)    $  300,000  $1,000,000

    February 28, 1998              $650,000     $1,000,000  $1,250,000

    each quarter end thereafter    $800,000     $1,000,000  $1,250,000

        As used herein, amounts within parentheses are negative numbers and a "Default" hereof constitutes an "event of default" as that term is used in
   Section 9 of the Loan Agreement.

        3. Section 2(a) of the Loan Agreement is amended by deleting "$5,000,000" appearing therein and inserting "$5,500,000" in its place.

        4. Section 4(a) shall be amended by deleting "until September 30, 1997, and $5,000,000 at September 30, 1997, and at all times thereafter" to read "(a) $5,500,000 or" and the balance of the Section shall remain unchanged.

        5. Section 7(a)(3) of the Loan Agreement shall be amended by adding the following to the end of the paragraph: "Secured Party may request and Debtors agree to provide thereafter such reports weekly reflecting the Collateral-Obligation Ratio as of the prior business week end, certified by an authorized signatory of each of the Debtors."

        6.   The Debtors, jointly and severally, represent and warrant that
   (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment, (b) no condition, act or event which could constitute and "event of default" under Section 9 of the Loan Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an "event of default" under
   Section 9 of the Loan Agreement.

        7. The Debtors, jointly and severally, agree to pay (a) a $5,000.00 amendment fee to Secured Party upon execution and delivery of this Amendment, and (b) all costs of field examinations of the Collateral by the Secured Party up to $2,500.00 for each exam. In addition, the Debtors agree, jointly and severally, to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this Amendment, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this Amendment.

        8. Section 2 of this Amendment shall become effective as of May 31, 1997 notwithstanding the date of execution, and every other provision of this Amendment shall be effective as of the date hereof, but only after it is fully executed by the Debtors and the Secured Party, and the Secured Party shall have received from the Debtors the following:

             (a) Amended and Restated Note A, duly executed by an authorized officer of each Debtor.

             (b)  $5,000.00 Amendment Fee.

             (c) Borrowing Resolution and Certificate of Incumbency, for each Debtor certified by an authorized officer of such Debtor.

             (d)  Other documents reasonably requested by Secured Party.

   Except as specifically amended by this Amendment, the Loan Agreement shall remain in full force and effect in accordance with its terms.

        9.   This Amendment is a modification only and not a novation.
   Except for the above-quoted modification(s), the Loan Agreement, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Loan Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Loan Agreement or release any owner of collateral securing the Loan Agreement. The validity, priority and enforceability of the Loan Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Loan Agreement, or any agreement or security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control. Each Debtor acknowledges that as of the date of this Amendment they have no offsets with respect to all amounts owed by Debtors to Secured Party and each Debtor waives and releases all claims which they may have against Secured Party arising under the Loan Agreement on or prior to the date of this Amendment.

        10. The Debtors acknowledge and agree that this Amendment is limited to the terms outlined above, and shall not be construed as an amendment of any other terms or provisions of the Loan Agreement. The Debtors hereby specifically ratify and affirm the terms and provisions of the Loan Agreement. Each Debtor releases the Secured Party from any and all claims which may have arisen, known or unknown, in connection with the Loan Agreement on or prior to the date hereof. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Secured Party's part to grant other or future amendments, should any be requested.

        11. All obligations of the Debtors under the Loan Agreement and this Amendment shall be their joint and several obligations.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.

   BANK ONE, WISCONSIN


   By: /s/ William E. Shaw
        William E. Shaw, Vice President


   EFFECTIVE MANAGEMENT SYSTEMS, INC.

   By: /s/ Michael D. Dunham

   Title:

             [  ALL OTHER BORROWERS' SIGNATURES ON FOLLOWING PAGE  ]





   EFFECTIVE MANAGEMENT SYSTEMS OF MICHIGAN, INC.


   By: /s/ Michael D. Dunham

   Title:

   EMS-EAST, INC.


   By: /s/ Michael D. Dunham

   Title:


   INTERCIM CORP. f/k/a EMS ACQUISITION CORP.


   By: /s/ Michael D. Dunham

   Title:

   EFFECTIVE MANAGEMENT SYSTEMS OF ILLINOIS, INC.


   By: /s/ Michael D. Dunham

   Title:

   EMS ASIA PACIFIC LIMITED


   By: /s/ Michael D. Dunham

   Title:

                                    EXHIBIT A
                           AMENDED AND RESTATED NOTE A

   Dated:  July  11, 1997                                Executed at
   Stated Principal:  $5,500,000                         Milwaukee, Wisconsin


        FOR VALUE RECEIVED, on or before February 28, 1998, Effective Management Systems, Inc., a Wisconsin corporation, Effective Management Systems of Michigan, Inc, a Michigan corporation, EMS-East, Inc., a Massachusetts corporation, Intercim Corp., a Minnesota corporation, Effective Management Systems of Illinois, Inc., an Illinois corporation
   and EMS Asia Pacific Limited, a                         corporation
   (collectively, "Borrowers"), hereby promise to pay, jointly and severally, to the order of Bank One, Wisconsin, its successors and assigns (the "Secured Party") at its Milwaukee office at 111 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, the principal sum of Five Million Five Hundred Thousand Dollars ($5,500,000) or the aggregate unpaid principal amount of all advances made by the Secured Party hereunder pursuant to the Loan Agreement hereinafter referred to and to pay interest from the date hereof on the unpaid balances hereof at the rate set forth in Section 2 of the Loan Agreement and to pay interest at a rate equal to 2.5% per annum above the Reference Rate (as defined in the Loan Agreement) after default or maturity. Any change in interest hereon shall be effective on the date of each such change in the Reference Rate. In the absence of a default, interest (computed on the basis of actual days elapsed and a year of 360 days) for each calendar month shall be due and payable as of the first day of the next succeeding month, commencing on the first such date after the date hereof, and at Secured Party's sole discretion may be debited to Borrowers' loan account ledger for Credit Facility A (as defined in the Loan Agreement) or debited to any Borrowers' commercial demand account maintained with Secured Party, and all principal and accrued but unpaid interest shall be due and payable at maturity.

        All payments received hereunder shall be applied first to interest accrued and unpaid to date of receipt and then to repay principal.

        No deferral of time of payment shall be valid unless the holder consents in writing and if such deferral is granted, the deferred balance including interest thereof at 2.5% in excess of the Reference Rate shall be an additional obligation under this Note. The undersigned and each endorser hereby waive presentment, demand, protest, notice of protest and notice of dishonor and give consent to the holder to extend time and to compound, release or delay enforcement of rights against the undersigned or the security.

        The Borrowers jointly and severally agree to pay all costs of collection, including reasonable attorney's fees, before and after judgment.

        This Note shall be governed by the laws of the State of Wisconsin.

        This Note is the Note A referred to in the Loan and Security Agreement dated as of November 9, 1992, as amended by the First Amendment to Loan and Security Agreement dated as of April 23, 1993, by the Second Amendment to Loan and Security Agreement dated as of February 8, 1994, by Third Amendment to Loan and Security Agreement dated as of May 11, 1995, by Fourth Amendment to Loan and Security Agreement dated as of January 26, 1996, by Fifth Amendment to Loan and Security Agreement dated as of May 31, 1996, by Sixth Amendment to Loan and Security Agreement dated as of October 31, 1996, by Seventh Amendment to the Loan and Credit Agreement dated as of February 27, 1997, and by the Eighth Amendment to Loan and Security Agreement of even date herewith, between the undersigned, or some of the undersigned, and the Secured Party (as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement") and evidences indebtedness incurred under, and is entitled to the benefits of, the Loan Agreement, together with all future amendments, modifications, waivers, supplements and replacements thereof, to which Loan Agreement reference is made for a statement of the terms and provisions under which the due date of this Note may be accelerated or this Note may be prepaid. This Note is secured as provided in the Loan Agreement and reference is made thereto for a statement of the terms and provisions thereof.

        This Note is, in part, in substitution and replacement of the Amended and Restated Note A executed by the undersigned, or some of the undersigned, and delivered to Secured Party dated October 31, 1996 in the original principal amount of $5,000,000 as modified by the Promissory Note Modification Agreement dated as of February 27, 1997 (the "Prior Note"). Borrower acknowledges and agrees that the remaining indebtedness evidenced by the Prior Note has not been repaid or extinguished and that the execution and delivery hereof does not constitute a novation of the Prior Note.

   EFFECTIVE MANAGEMENT SYSTEMS, INC.

   By:

   Title:

   EFFECTIVE MANAGEMENT SYSTEMS OF MICHIGAN, INC.

   By:

   Title:

   EMS-EAST, INC.

   By:

   Title:

   INTERCIM CORP. f/k/a EMS ACQUISITION CORP.

   By:

   Title:

   EFFECTIVE MANAGEMENT SYSTEMS OF ILLINOIS, INC.

   By:

   Title:

   EMS ASIA PACIFIC LIMITED

   By:

   Title: